Exhibit 99.1

Contacts:
Daniel Petro, CFA
Director of Corporate Development & IR Pioneer Energy Services Corp.
(210) 828-7689

Lisa Elliott / lelliott@dennardlascar.com
Anne Pearson / apearson@dennardlascar.com
Dennard-Lascar Associates / (713) 529-6600

Pioneer Energy Services Announces Amended and Upsized $350 Million Revolving Credit Facility

SAN ANTONIO, Texas, September 23, 2014 - Pioneer Energy Services (NYSE: PES) today announced that it has amended its existing revolving credit facility.  The new agreement provides Pioneer with a $350 million, five-year, senior secured revolving credit facility, which represents an increase of $100 million in total potential borrowing capacity over the Company’s previous facility. The new agreement also provides a lower interest rate and extends the maturity date of the credit facility from June 30, 2016 to September 22, 2019. Currently, the Company has $40 million outstanding under the senior revolving credit facility, which includes a pay down of debt related to proceeds from the recent sale of the Company's fishing and rental assets.
“This amended facility reduces our borrowing costs and increases our financial flexibility, as well as provides an opportunity to redeem the remaining $125 million of our existing 9.875% Senior Notes,” said Stacy Locke, Pioneer’s President and CEO. “We estimate that the benefit of the lower borrowing cost combined with the impact of redeeming our higher rate Senior Notes, will reduce our annual interest expense by over $9 million.”
About Pioneer
Pioneer Energy Services provides contract land drilling services to independent and major oil and gas operators in Texas, the Mid-Continent, Rocky Mountain and Appalachian regions and internationally in Colombia through its Drilling Services Segment. Pioneer also provides well, wireline and coiled tubing services to producers in the U.S. Gulf Coast, offshore Gulf of Mexico, Mid-Continent and Rocky Mountain regions through its Production Services Segment.

Cautionary Statement Regarding Forward-Looking Statements

Statements we make in this news release that express a belief, expectation or intention, as well as those that are not historical fact, including our intention to redeem all of our existing 9.875% Senior Notes, are forward-looking statements that are subject to risks, uncertainties and assumptions. Our actual results, performance or achievements, or industry results, could differ materially from those we express in the following discussion as a result of a variety of factors, including general economic and business conditions and industry trends, levels and volatility of oil and gas prices, decisions about exploration and development projects to be made by oil and gas exploration and production companies, economic cycles and their impact on capital markets and liquidity, the continued demand for drilling services or production services in the geographic areas where we operate, the highly competitive nature of our business, our future financial performance, including availability, terms and deployment of capital, future compliance with covenants under our senior secured revolving credit facility and our senior notes, the supply of marketable drilling rigs, well servicing rigs, coiled tubing and wireline units within the industry, changes in technology and improvements in our competitors' equipment, the continued availability of drilling rig, well servicing rig, coiled tubing and wireline unit components, the continued availability of qualified personnel, the success or failure of our acquisition strategy, including our ability to finance acquisitions, manage growth and effectively integrate acquisitions, and changes in, or our failure or inability to comply with, governmental regulations, including those relating to the environment. We have discussed many of these factors in more detail in our Annual Report on Form 10-K for the year ended December 31, 2013. These factors are not necessarily all the important factors that could affect us. Unpredictable or unknown factors we have not discussed in our Annual Report on Form 10-K for the year ended December 31, 2013 could also have material adverse effects on actual results of matters that are the subject of our forward-looking statements. All forward-looking statements speak only as of the date on which they are made and we undertake no obligation to publicly update or revise any forward-looking statements whether as a result of new information, future events or otherwise. We advise our shareholders that they should (1) be aware that important factors not referred to above could affect the accuracy of our forward-looking statements and (2) use caution and common sense when considering our forward-looking statements.